UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/23/2007

UMB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-4887

MO	43-0903811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1010 Grand Blvd, Kansas City, MO 64106
(Address of principal executive offices, including zip code)

(816) 860-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On October 23, 2007, UMB Financial Corporation ("UMB") issued a press release annoucing the financial results for the fiscal quarter ending September 30, 2007. A copy of the press release is attached as Exhibit 99.1.

The information contained in Item 2.02 of this Current Report and in Exhibit 99.1 of this Current report is being furnished and shall not be deemed "filed" with the SEC for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 23, 2007, UMB issued a press release announcing that Kevin C. Gallagher of Denver, Colorado had been elected by the Board of Directors as a new director. Mr. Gallagher is President and CEO of Gallagher Industries, a family partnership specializing in private equity investments. At the present time, Mr. Gallagher has not been named to any committees of the Board of Directors. A copy of the press release is attached as Exhibit 99.2.

Item 8.01.    Other Events

On October 23, 2007, UMB issued a press release announing an increase in its quarterly cash dividend to 15 cents per share. The dividend will be payable on January 2, 2008 to shareholders of record at the close of business December 11, 2007. A copy of the press release announcing the dividend increase is attached as Exhibit 99.2.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1. Press release dated October 23, 3007 reporting financial results for the fiscal quarter ending September 30, 2007.

Exhibit 99.2. Press Release announcing increase in quarterly cash dividend to 15 cents per share and announcing election of Kevin C. Gallagher to the Board of Directors.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORP

Date: October 23, 2007	By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release announcing 3rd qtr earnings
EX-99.2	Press release announcing dividend increase and New Directors